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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports for Sunburst Hospitality Corporation (formerly Choice Hotels International, Inc.) dated June 24, 1997 included in Sunburst Hospitality Corporation's Form 10-K for the year ended
May 31, 1997 and our report for Sunburst Hospitality Corporation dated January 27, 1998 included in Sunburst Hospitality Corporation's Form 8-K dated February 12, 1998 and to all references to our Firm included in this registration statement.



Washington, D.C.
 February 16, 1998